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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2002

4-D NEUROIMAGING
(Exact name of registrant as specified in its charter)

CALIFORNIA (State or other jurisdiction of incorporation)	0-19632 (Commission File Number)	95-2647755 (IRS Employer Identification No.)
9727 Pacific Heights Boulevard, San Diego, CA 92121-3719 (Address of principal executive offices) (Zip Code)

(858) 453-6300
Registrant's telephone number, including area code:

Item 2. Acquisition or Disposition of Assets.

        On October 21, 2002 4-D Neuroimaging, or 4-D, sold one hundred per cent (100%) of the Company's shares in 4-D Neuroimaging Oy, or the Asset, to Vaandramolen Holding BV, or VHBV. As part of an effort by the Company's Board of Directors to raise additional financial resources one of the Board members conveyed to the Company for consideration an offer from VHBV to purchase the Asset for 4,000,000 USD cash. The Board of Directors carefully reviewed and evaluated this offer, and in particular the valuation that was being placed on the Asset. The Board concluded that the offer was fair and reasonable and directed the Management of the Company to accept the offer.

        4-D will also experience an impairment of the Goodwill associated with 4-D Neuroimaging Oy at its fiscal year end, September 30, 2002, of approximately $4.2 million.

Item 5. Other Events.

        On October 22, 2002 4-D Neuroimaging accepted the resignation of four (4) board members: Dr. Enrique Maso, Mr. Felipe Fernandez-Atela, Mr. Benjamin Chasco, and Dr. Antti Ahonen.

Item 7. Exhibits.

        (c) Exhibits.

        Exhibit 99.1            Share Purchase Agreement dated October 18, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

4-D NEUROIMAGING
Date: October 29, 2002	By:	/s/ D. SCOTT BUCHANAN D. Scott Buchanan, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Document
Exhibit 99.1	Share Purchase Agreement dated October 18, 2002.

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SIGNATURES